To speak with a live agent and vote please call: 1-855-835-8312 Please vote promptly. Thank you for voting! We still need your support. Dear Valued Stockholder: I am reaching out in a final attempt to encourage your participation on an important charter proposal. You are one of our largest stockholders who have yet to vote and your opinion matters to us. Your participation is vitally needed as quickly as possible in order to avoid adjournment and additional costs tied with your investment. The Board believes the charter amendment contemplated in Proposal 4 can potentially help PECO successfully execute its plans for a liquidity event. Additional participation is needed and your vote is more important than ever. Please ensure that your shares are represented at this meeting by voting through of the methods listed below. Thank you, Jeffrey S. Edison Stockholder, Chairman and Chief Executive Officer Voting is quick, will only take a few minutes. THREE WAYS TO VOTE VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. MAIL WWW.PROXYVOTE.COM/PECO Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. ONLINEPHONE WITHOUT A PROXY CARD Call 1-855-835-8312 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. Proxy Questions? Call 1-855-835-8312

We still need your support. Dear Valued Stockholder: On behalf of Phillips Edison & Company, I thank you for taking the time to submit your proxy for our 2021 Annual Meeting of Stockholders. We have not yet received sufficient votes to approve Proposal 4, which seeks approval of the amendment of the Company’s charter and the meeting date is only days away. Your records show that you abstained from voting on Proposal 4. We encourage you to reconsider your abstention and cast a vote FOR this proposal as recommended by our Board of Directors. Our Board believes the charter amendment contemplated in Proposal 4 can potentially help PECO successfully execute its plans for a liquidity event. The Board believes the charter amendment contemplated in Proposal 4 can potentially help PECO successfully execute its plans for a liquidity event. Additional participation is needed and your vote is more important than ever. Please ensure that your shares are represented at this meeting by voting through of the methods listed below. Thank you, Jeffrey S. Edison Stockholder, Chairman and Chief Executive Officer SAMPLE-LTR To speak with a live agent and vote please call: 1-855-835-8312 Please vote promptly. Thank you for voting! Voting is quick, will only take a few minutes. THREE WAYS TO VOTE VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. MAIL WWW.PROXYVOTE.COM/PECO Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. ONLINEPHONE WITHOUT A PROXY CARD Call 1-855-835-8312 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. Proxy Questions? Call 1-855-835-8312

PHILLIPS EDISON & COMPANY®

Our records show that you abstained from voting on one of our proposals.

Thank you for submitting your proxy for our 2021 Annual Stockholder Meeting. The meeting is quickly approaching on June 18, 2021 and we still need your support on Proposal 4 as described in the proxy statement.

We encourage you to reconsider your abstention and cast a vote FOR Proposal 4 as recommended by our Board of Directors. You may recast your vote using any of the methods described below.



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NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.



0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control Number.

FOUR WAYS TO VOTE

ONLINE

WWW.PROXYVOTE.COM/PECO
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

WITHOUT A PROXY CARD
Call 1-855-835-8312 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

QR CODE

WITH A SMARTPHONE
Vote by scanning the Quick Response Code or "QR Code" on the Proxy Card/VIF enclosed.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.